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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 20, 2008, accompanying the consolidated financial statements included in the Annual Report of First Community Corporation on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Community Corporation on Form S-8 (File No. 333-119630) and on Form S-8 (File No. 333-90603).

/s/ Elliott Davis, LLC

Columbia, South Carolina
March 27, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM